SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 11, 2005

Commission file number 0-19292

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts 03-0300793

(State or other jurisdiction of (I.R.S. Employer

incorporation or organization) Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement a Registrant.

On January 11, 2005, Bluegreen Vacations Unlimited, Inc. ("BVU"), a wholly-owned subsidiary of Bluegreen Corporation (the "Registrant" and together with BVU, the "Company"), entered into a $50 million revolving credit facility (the "Facility") with Resort Finance, LLC ("RFL"). The Registrant is the guarantor on the Facility. The Company will use the proceeds from the Facility to finance the acquisition and development of vacation ownership resorts. The Facility is secured by 1) a first mortgage and lien on all assets purchased with the Facility; 2) a first assignment of all construction contracts, related documents, building permits and completion bond; 3) a negative pledge of BVU's, the Registrant's and any affiliates' interest in any management, marketing, maintenance or service contracts; and 4) a first assignment of all operating agreements, rents and other revenues at the vacation ownership resorts which serve as collateral for the Facility, subject to any requirements of the respective property owners' associations. Borrowings under the Facility can be made through January 10, 2007. Principal payments will be effected through agreed-upon release prices paid to RFL as vacation ownership interests in the resorts that serve as collateral for the Facility are sold. The outstanding principal balance of any borrowings under the Facility must be repaid by January 10, 2008. The interest charged on outstanding borrowings will be the 30-day London Interbank Offered Rate plus 3.90%, subject to a 6.90% floor, and will be payable monthly. The Company is required to pay a commitment fee equal to 1.00% of the $50 million Facility amount, which will be paid at the time of each borrowing under the Facility as 1.00% of each borrowing with the balance being paid on the unutilized Facility amount on January 10, 2007. In addition, the Company is required to pay a program fee equal to 0.125% of the $50 million Facility amount per annum, payable monthly.

The Facility documents include customary conditions to funding, acceleration provisions and certain financial affirmative and negative covenants.

On January 11, 2005, the Company borrowed $9.5 million under the Facility in connection with the acquisition of the Daytona Surfside Inn & Suites resort in Daytona Beach, Florida (the "Daytona Resort"). The total commitment under the Facility for the Daytona Resort is $14.7 million, the $5.2 million balance of which will be borrowed during 2005 to fund refurbishment of the Daytona Resort.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2005 By: /S/ JOHN F. CHISTE

John F. Chiste

Senior Vice President, Treasurer and Chief Financial Officer